UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 5, 2014

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS EmployerIdentification Number)

46600 Deep Woods Road, Paisley, Florida 32767
(Address of principal executive offices)

386-943-8358
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The Company on July 29, 2014, received and approved a conversion notice from Michael Rouse, converting all of the 500,000 issued and outstanding Series “A” Convertible Preferred shares held by Mr. Rouse, into the Company’s common stock on a 1 to 1 basis pursuant to their terms. After the conversion, there are no issued and outstanding shares of Series “A” Convertible Preferred shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into Settlement and Release Agreements (the “Agreements”) with three (3) of its Officers/Directors/Employees, whereby all Employment Agreements with the company’s Officers/Directors/Employees are acknowledged to be terminated effective June 30, 2014 if not terminated earlier by their own terms. Pursuant to the terms of the Agreements, the Employees voluntarily, and without compensation, relinquished any claim to accrued and unpaid salary and certain stock options, bonuses, termination compensation, severance compensation and other compensation, all as more particularly provided therein and summarized below:

•
Michael Rouse – Pursuant to a Settlement and Release Agreement by and among the Issuer and Mr. Rouse dated July 30th, 2014, Mr. Rouse agreed to an early termination of his Employment Agreement dated October 1, 2011, with no termination compensation and agreed to forgive $162,168.30 of accrued and unpaid salary accrued on the company’s books from August 2004 through June 30, 2014. In addition, Mr. Rouse agreed to the rescission of stock options granted to him under the Employment Agreement. Mr. Rouse also agreed to forgive the right to receive termination compensation, including the right to receive a return of the 5,000,000 shares previously returned by Mr. Rouse to the company’s treasury.

Although no longer covered by an Employment Agreement, Mr. Rouse will continue to serve in the position of CEO & President of the Company, without compensation from and after July 1, 2014, until such time as the Board of Directors may determine, in their sole and absolute discretion.

•
Phyllis J. Rouse - Pursuant to a Settlement and Release Agreement by and among the Issuer and Ms. Rouse dated July 30th, 2014, Ms. Rouse acknowledged that her prior employment agreement with the Company dated January 1, 2013, terminated on December 31, 2103 and that she was due no termination or severance compensation thereunder and agreed to forgive $202,225 of accrued and unpaid salary accrued on the company’s books from January 2007 through December 31, 2013. In addition, Ms. Rouse agreed to the rescission of stock options granted to her under the 2013 Employment Agreement and the rescission of a stock bonus granted under both her 2011 and 2013 Employment Agreements.

Although no longer covered by an Employment Agreement, Ms. Rouse will continue to serve in the positions of Director, Vice President, Secretary and Treasurer of the Company, without compensation from and after January 1, 2014 until such time as the Board of Directors may determine, in their sole and absolute discretion.

•
Timothy Michael Patterson - Pursuant to a Settlement and Release Agreement by and among the Issuer and Mr. Patterson, dated July 30th, 2014, Mr. Patterson acknowledged that his prior employment agreement with the Company dated January 1, 2013, terminated on December 31, 2013 and that he was due no termination or severance compensation thereunder and agreed to forgive $117,016.91 of accrued and unpaid salary accrued on the company’s books from January 2007 through December 31, 2013. In addition, Mr. Patterson agreed to the rescission of stock options granted to him under the 2013 Employment Agreement and the rescission of a stock bonus granted under both the 2011 and 2013 Employment Agreements.

Mr. Patterson no longer holds a position with the company.

Item 9.01 Financial Statements and Exhibits

5.01	Settlement and Release Agreement – Michael Rouse
5.02	Settlement and Release Agreement – Phyllis Rouse
5.03	Settlement and Release Agreement – Timothy Michael Patterson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: August 5th, 2014	By:	/s/ Michael H. Rouse
Michael H. Rouse
CEO